EXHIBIT INDEX


Exhibit Number   Exhibit Title

     99.1        Press Release dated February 13, 2001.

                   AirNet Communications Announces Fiscal 2000
                           And Fourth Quarter Results

                  2000 Revenues Nearly Doubled Over Prior Year

 Melbourne,  FL, February 13, 2001 - AirNet Communications  Corporation (NASDAQ:
 ANCC), the technology leader in base station products for wireless communications, today reported net revenues of $34.3 million for the year ended December 31, 2000, nearly double the $17.8 million in 1999.

 During  2000,  AirNet  continued  to  aggressively  grow sales to new  wireless
 operators,   both  domestically  and   internationally,   while  simultaneously
 capturing repeat business from its existing customer base.

 "2000 was another outstanding growth year for AirNet, and we are extremely pleased with these results," said Lee Hamilton, president and CEO of AirNet. "The wireless race is heating up and operators continue to seek the most cost-effective and innovative technology for expanding and upgrading their network infrastructures. As a result, demand for our broadband, software-defined AdaptaCell(TM) base station products, and our AirSite(R) Backhaul Free(TM) base station continues to be strong."

  Highlights for Fiscal 2000:

     o    Announced OEM agreement with Marconi of Italy
     o    Signed seven international customers
     o Announced five large operator trials - three in Asia, one in Africa, and one in the U.S.
     o Successfully launched international GSM product offering, with products now deployed in all frequency bands - 900 MHz, 1800 MHz, 1900 MHz
     o    Successfully  developed  and deployed  General  Packet  Radio  Service
          (GPRS) technology
     o Announced the industry's first Super Capacity(TM) base station, which offers twice the capacity and twice the data rate of conventional base stations, with just a software upgrade to AirNet's existing AdaptaCell(TM) base station

During 2000, AirNet continued to invest in research and development, driven by faster than anticipated penetration into GSM markets worldwide. As a result, the company reported an operating loss for 2000 of $48.3 million, compared to $17.2 million in 1999.

The net loss for 2000, attributable to common shareholders, was $43.6 million, or $1.85 per fully diluted share, compared with $35.2 million, or $18.31 per fully diluted share, for 1999. Per share amounts were based on 23.6 million weighted average shares for the twelve months ended December 31, 2000, compared to 1.9 million weighted average shares in the year ended 1999.

Fourth Quarter

AirNet reported fourth quarter 2000 net revenues of $5.5 million, compared to net revenues of $6.7 million in fourth quarter 1999. The $5.5 million is exclusive of $10 million in financed sales primarily to certain international operators in which revenue recognition was deferred until 2001. The company reported an operating loss of $27 million in the fourth quarter, compared with an operating loss of $5.8 million in the same period last year.

The fourth quarter net loss attributable to common shareholders was $26.2 million, or $1.10 per fully diluted share, compared with $7.1 million, or $1.10 per fully diluted share, during the same period last year. Per share amounts were based on 23.7 million weighted average shares in the 2000 fourth quarter, compared to 6.4 million weighted shares in the 1999 fourth quarter.

Business Outlook

"Our product and market strategies are achieving excellent results," said Hamilton. "As the demand for wireless Internet services grow, AirNet's products are well-positioned to become the technology of choice for operators around the world. Our compelling value proposition will continue to drive the growth of our international customer base and create more opportunities to secure large-operator contracts worldwide."

Conference Call

The Company  will hold a  conference  call today,  February  13, 2001 at 5:30 pm
(EST) to discuss this news release. The dial-in number for the conference call is (913) 981-5507. A replay of the conference call will be available beginning at 8:30 p.m. EST on Tuesday, February 13 until 11:00 p.m. EST on Tuesday, February 20, 2001. The replay number for the conference call is (719) 457-0820, and the pass code is 410044.

About AirNet

AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless Internet and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(TM) base station solution provides a high-capacity base station with a software upgrade path to the wireless Internet. The Company's AirSite(TM) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by calling 321.984.1990, or by visiting the AirNet Web site at www.airnetcom.com.

For More Information:

Press Contact:              Investor Contact:         AirNet Contact:
Jim Burke                   Ed Bisno                  Gary Pacilio
Edelman Worldwide           Edelman Worldwide         +1 321-953-6609
+1 321-722-9788             +1 212-704-8212           gpacilio@airnetcom.com
jim.burke@edelman.com       ed.bisno@edelman.com


Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance, including statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. Forward looking statements include statements regarding the transition and evolution to high-speed data and wireless Internet services, future sales to customers and customer deployment plans. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those projected. Potential risks and uncertainties include, but are not limited to, fluctuations in our quarterly revenues and operating results, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, technology advancements, unexpected costs and charges, the cyclical nature of the telecommunications industry, the failure of one or more of our field trials to yield favorable results. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

Further information covering issues that could materially affect financial performance is contained in the Company's periodic filings with the U.S. Securities and Exchange Commission.

AirNet(R) and AirSite(R) are registered trademark with the U.S. Patent and Trademark Office. The stylized AirNet mark, AdaptaCell(TM)), Super Capacity(TM), Backhaul Free(TM), and We're Ready for Anything(TM) are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.



                        AIRNET COMMUNICATIONS CORPORATION
                        CONDENSED STATEMENT OF OPERATIONS
                      (In thousands, except per share data)

                                                         UNAUDITED           UNAUDITED
                                                         3 MOS ENDED         3 MOS ENDED       YEAR ENDED       YEAR ENDED
                                                         DEC. 31, 2000       DEC. 31, 1999     DEC. 31, 2000    DEC. 31, 1999

NET REVENUES                                         $    5,482          $    6,679         $   34,332        $   17,756
COST OF REVENUES
                                                         12,684               4,160             31,204            11,244
                                              ------------------   -----------------  -----------------  ----------------
              Gross profit
                                                        (7,202)               2,519              3,128             6,512
                                              ------------------   -----------------  -----------------  ----------------
OPERATING EXPENSES:
        Research and development
                                                          9,069               5,177             29,457            15,753
        Sales and marketing
                                                          3,180               1,986             10,411             4,727
        General and administrative
                                                          2,051               1,104              5,146             2,996
        Provision for bad debts
                                                          5,473                   -              6,032                10
        Stock-based compensation
                                                             51                   3                378               214
                                              ------------------   -----------------  -----------------  ----------------
              Total costs and expenses                   19,824               8,270             51,424            23,700

                                              ------------------   -----------------  -----------------  ----------------

LOSS FROM OPERATIONS                               $   (27,026)         $   (5,751)        $  (48,296)       $  (17,188)
                                              ------------------   -----------------  -----------------  ----------------

OTHER INCOME (EXPENSE), net
                                                            846                 504              4,672               609
                                              ------------------   -----------------  -----------------  ----------------

NET LOSS                                           $   (26,180)         $   (5,247)        $  (43,624)       $  (16,579)

PREFERRED DIVIDENDS  (1)
                                                              -               1,834                  -            18,647
                                              ------------------   -----------------  -----------------  ----------------

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS       $   (26,180)         $   (7,081)        $  (43,624)       $  (35,226)
                                              ==================   =================  =================  ================

NET LOSS PER COMMON SHARE - basic and diluted       $    (1.10)         $    (0.82)        $    (1.85)       $    (8.62)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON           $    (1.10)         $    (1.10)        $    (1.85)       $   (18.31)
STOCKHOLDERS - basic and diluted

WEIGHTED AVERAGE SHARES USED IN CALCULATING          23,735,601           6,422,460         23,579,467         1,923,360
BASIC AND DILUTED LOSS PER COMMON SHARE

PRO FORMA NET LOSS PER COMMON SHARE - basic         $    (1.10)         $    (0.29)        $    (1.85)       $    (1.13)
and diluted  (2)

PRO FORMA WEIGHTED AVERAGE SHARES USED IN            23,735,601          18,437,829         23,579,467        14,695,181
CALCULATING BASIC AND DILUTED NET LOSS PER
COMMON SHARE  (2)
                                              ------------------   -----------------  -----------------  ----------------

     (1) All accumulative dividends were cancelled when the company closed on its initial public offering in December 1999. This is a non-cash item.

     (2) Pro forma assumes the conversion of all outstanding preferred stocks into common stock at the earlier of the beginning of the year or date of issuance instead of the initial public offering in December 1999.



                        AIRNET COMMUNICATIONS CORPORATION
                            CONDENSED BALANCE SHEETS
                                 (In thousands)

                                                                   DEC. 31, 2000      DEC. 31, 1999

ASSETS
    Cash and cash equivalents                                    $      28,867     $     100,423
    Accounts receivable, net                                             9,618            10,122
    Inventories                                                         32,769            15,978
    Notes receivable, net                                                5,932                 -
    Other current assets                                                 1,028               500
                                                                ----------------   --------------------

          Total current assets
                                                                        78,214           127,023
                                                                ----------------   --------------------

    Property and equipment, net                                         11,664             3,968
     Long-term notes receivable                                          3,060                 -
     Other long-term assets                                                596                22
                                                                ----------------   --------------------
             Total assets                                        $      93,534     $     131,013
                                                                ================   ====================

LIABILITIES AND STOCKHOLDERS' EQUITY
    Accounts payable                                             $       13,198    $       6,464
    Accrued expenses                                                      4,136            2,101
    Current portion of capital lease obligations                            803              540
    Customer deposits                                                     2,398            5,234
    Deferred revenue                                                      7,161            8,209
                                                                ----------------  ---------------------

         Total current liabilities                                       27,696           22,548
                                                                ----------------  ---------------------

    Capital lease obligations                                               215              202
                                                                ----------------  ---------------------

    Stockholders' equity                                                 65,623           108,263
                                                                ----------------  ---------------------

             Total liabilities and stockholders' equity          $       93,534     $     131,013
                                                                ================  =====================


